Exhibit 10.1

WAIVER AND CONSENT

This waiver and consent (this “Waiver and Consent”) dated October 22, 2025, by and between Brera Holdings PLC, a public limited company incorporated in Ireland (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”), is being delivered pursuant to Section 6(d) of the Registration Rights Agreement by and between the Company and the Purchasers, dated September 18, 2025 (the “Agreement”). Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Section 2(a) of the Agreement, the Company is required to prepare and file or cause to be prepared and filed with the Commission, a Registration Statement no later than October 23, 2025.

WHEREAS, the Company is seeking (i) waiver of compliance with the Filing Date and (ii) to amend the Filing Date to 60 days following the Closing Date, in each case in accordance with Section 6(d) of the Agreement, which provides that any of the provisions, covenants and conditions set forth in the Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of (i) the Company and (ii) the Holders of at least 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any security); and

NOW THEREFORE, in consideration of the mutual covenants contained in this Waiver and Consent, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Waiver and Amendment. Each Purchaser hereby (i) waives compliance with the Filing Date requirement under Section 2(a) of the Agreement and (ii) consents to amending the Filing Date to be 60 days from the Closing Date.

2.	Limited Effect of Waiver. The execution, delivery and effectiveness of this Waiver and Consent shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of the Agreement or (B) commit or otherwise obligate the Purchasers to enter into or consider entering into any other waiver or modification of the Agreement.

3.	Miscellaneous. All communications and notices hereunder shall be given as provided in the Agreement. This Waiver and Consent (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and, together with the Agreement, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing by both the Company and the Purchasers, and only to the extent such modification, waiver or assignment would be permitted under the Agreement (and any attempt to assign this Waiver and Consent without such writing shall be null and void), and (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters. If any term or provision of this Waiver and Consent is held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Waiver and Consent or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Waiver and Consent to effect the original intent of the parties as closely as possible.

[Signature pages follows]

IN WITNESS WHEREOF, the undersigned have executed this Waiver and Consent as of the date first above written.

BRERA HOLDINGS PLC

By:
	Name:	Marco Santori
	Title:	Chief Executive Officer

[SIGNATURE PAGES OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF PURCHASERS]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________